UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

SUNRISE SENIOR LIVING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	54-1746596
(State of Incorporation or Organization)	(IRS Employer Identification Number)

7900 Westpark Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Rights to Purchase Series D Junior Participating Preferred Stock, $0.01 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Each Class)

The undersigned registrant (the “Company”) hereby amends the Registration Statement on Form 8-A filed by registrant with the U.S. Securities and Exchange Commission on April 24, 2006 (the “Registration Statement”) as set forth below:

Item 1.          Description of Securities To Be Registered.

Item 1 of the Registration Statement is hereby amended and supplemented by adding the following:

On August 22, 2012, the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, pursuant to resolutions adopted by the Company’s Board of Directors, amended the Rights Agreement, dated as of April 24, 2006, and as amended as of November 19, 2008, January 27, 2010 and December 16, 2011 (the “Rights Amendment”).  A copy of the Rights Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.          Exhibits.

The following exhibit is filed as a part of this Registration Statement:

4.1

Amendment No. 4 to Rights Agreement, dated as of August 22, 2012, between Sunrise Senior Living, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on August 22, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment on Form 8-A/A to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE SENIOR LIVING, INC.
(Registrant)

Dated: August 23, 2012	By:	/s/ Mark S. Ordan
	Name:	Mark S. Ordan
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1

Amendment No. 4 to Rights Agreement, dated as of August 22, 2012, between Sunrise Senior Living, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on August 22, 2012).